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                                                    Exhibit 5.1 and Exhibit 23.1


March 15, 1999



Infinity Broadcasting Corporation
40 West 57th Street
New York, NY  10019

Gentlemen:

Re: CBS Employee Investment Fund,
    Infinity Broadcasting Corporation Employees' 401(k) Plan, and
    Infinity Broadcasting Corporation Union Employees' 401(k) Plan (the "Plans")
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As tax counsel to Infinity Broadcasting Corporation, I advise you as follows in connection with the Plans:

1. By letter dated March 5, 1996, the Internal Revenue Service (IRS) determined that the CBS Employee Investment Fund, met the qualification requirements of
Section 401(a) of the Internal Revenue Code of 1986, as amended (Code).

2. By letter dated September 6, 1996, the IRS determined that the Infinity Broadcasting Corporation Employees' 401(k) Plan met the qualification requirements of Section 401(a) of the Code.

3. By letter dated September 6, 1996, the IRS determined that the Infinity Broadcasting Corporation Union Employees' 401(k) Plan met the qualification requirements of Section 401(a) of the Code.

I know that I am referred to in Item 5, Part II of the Registration Statement on Form S-8 relating to Infinity Class A Common Stock. I hereby consent to such use of my name in such Registration Statement and to the use of this opinion for filing as Exhibit 5.1 to such Registration Statement.

Very truly yours,


/s/ Vernon J. Carpenter
--------------------------------
Vernon J. Carpenter
Associate General Tax Counsel



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